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                                                        Exhibit 23



                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-01486, No. 333-01290, and No. 333-06521 of Nextel Communications, Inc. on Form S-3, Form S-4 and Form S-8, respectively, and post-effective amendments No. 1 on Forms S-8 to Registration Statements No. 33-91716 and No. 33-80021 of Nextel Communications, Inc., of our report dated March 20, 1997, except for Note 13, as to which the date is March 27, 1997, appearing in this Annual Report on From 10-K of Nextel Communicaations, Inc. for the year ended December 31, 1996.


Deloitte & Touche LLP
McLean, Virginia
March 31, 1997